UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2017

HOSPITALITY PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On September 29, 2017, Hospitality Properties Trust, or the Company, delivered a notice of redemption to U.S. Bank National Association, as trustee, with respect to all of the Company’s outstanding 6.70% Senior Notes due 2018 for a redemption price equal to the principal amount of $350.0 million, plus accrued and unpaid interest to, but excluding the date of redemption. This redemption is expected to occur on or about October 29, 2017.
WARNING REGARDING FORWARD LOOKING STATEMENTS
THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED. FOR EXAMPLE, THE COMPANY EXPECTS TO REDEEM ALL OF ITS OUTSTANDING 6.70% SENIOR NOTES DUE 2018; IF UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTION OF THE 6.70% SENIOR NOTES DUE 2018 MAY BE DELAYED OR MAY NOT OCCUR.
FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST
By:	/s/ Mark L. Kleifges
Name: Title:	Mark L. Kleifges Chief Financial Officer and Treasurer

Date: September 29, 2017